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                                                                     EXHIBIT 1.2

                        Crown Castle International Corp.

                                  Common Stock

                                ---------------

                      International Underwriting Agreement

                                                            , 1999
Goldman Sachs International
Salomon Smith Barney International
Lehman Brothers International (Europe)
Credit Suisse First Boston (Europe) Ltd.
Legg Mason Limited
 As representatives (the "Representatives") of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB, England

Ladies and Gentlemen:

         Crown Castle International Corp., a Delaware corporation (the "Company"), RC Investors Corp., a Delaware corporation, and BC Investors Corp., a Delaware corporation (the "Crown Selling Stockholders"), certain executive officers of the Company named in Schedule II hereto (the "Executive Selling Stockholders") and certain financial sponsor stockholders, certain other stockholders who are affiliates of such financial sponsors and certain directors of the Company named on Schedule II hereto (collectively, the "Sponsor Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,540,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.01 per share ("Stock"). Of the 5,540,000 Firm Shares, the Company is selling 4,671,533 shares, the Crown Selling Stockholders are selling 396,500 shares, the Executive Selling Stockholders are selling 70,953 shares and the Sponsor Selling Stockholders are selling 392,014 shares. In addition, the Executive Selling Stockholders and the Sponsor Selling Stockholders propose, subject to the terms and conditions stated herein, to grant to the Underwriters an option to purchase up to an additional 824,511 Shares of Stock on the terms and for the purposes set forth in Section 2 hereof (the "Optional Shares").
This is to confirm the agreement concerning the purchase by the Underwriters of the Firm Shares from the Company, the Crown Selling Stockholders, the Executive Selling Stockholders and the Sponsor Selling Stockholders and of the Optional Shares, if purchased, from the Executive Selling Stockholders and the Sponsor Selling Stockholders. The Firm Shares and the Optional Shares, if purchased, are hereinafter collectively called the "Shares," and the Crown Selling Stockholders, the Executive Selling Stockholders and the Sponsor Selling Stockholders are hereinafter collectively referred to as the "Selling Stockholders".
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     It is understood and agreed to by all parties that the Company is and the
Selling Stockholders are concurrently entering into an agreement (the "U.S. Underwriting Agreement") providing for the sale by the Company and the Selling Stockholders of up to a total of 25,458,043 shares of Stock (the "U.S. Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Salomon Smith Barney Inc., Lehman Brothers Inc., Credit Suisse First Boston Corporation and Legg Mason Wood Walker, Incorporated are acting as representatives. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the Lead Managers hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under Section 8 of the U.S. Underwriting Agreement. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 11 and 13 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

     In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

     1. The Company and each of the several Selling Stockholders hereby make to the Underwriters the same respective representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $_________, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a

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fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Executive Selling Stockholders and each of the Sponsor Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Executive Selling Stockholders and each of the Sponsor Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Executive Selling Stockholders and the Sponsor Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 824,511 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the attorneys-in-fact under the Power of Attorney executed by such Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the attorneys-in-fact otherwise agree in writing, earlier than two or later than five business days after the date of such notice.

     The Company and the Selling Stockholders shall not be obligated to deliver any of the Shares to be delivered at the Time of Delivery except upon payment for all the Shares to be purchased at such Time of Delivery as provided herein.

     3. Upon the authorization by GSI of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and in the forms of International Agreement among Underwriters and Selling Agreements, which have been previously submitted to the Company by you. Each Underwriter hereby makes to and with the Company and the Selling Stockholders the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to

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Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares,
9:30 a.m., New York City time, on ............., 1999, or such other time and date as Goldman, Sachs & Co. and the Company and may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Firm Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 of the U.S. Underwriting Agreement, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8 of the U.S. Underwriting Agreement, will be delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10021 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company hereby makes with the Underwriters the same agreements as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     6. The Company, each of the Selling Stockholders, and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery to the condition that all representations and warranties and other statements of the Company, and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 8 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     8. (a) The Company, the Crown Selling Stockholders and the Executive Selling Stockholders, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or

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controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any breach of the representations and warranties of such Crown Selling Stockholder or Executive Selling Stockholder, as the case may be contained herein; provided that the indemnity by the Company, the Crown Selling Stockholders or the Executive Selling Stockholders solely with respect to this clause (i) shall be several and not joint, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (ii) or (iii) above, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, the Crown Selling Stockholders and the Executive Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. Notwithstanding the foregoing provisions, the indemnity and contribution obligations of the Crown Selling Stockholders and the Executive Selling Stockholders shall be subject to the following additional limitations: (i) the Underwriters shall pursue and satisfy any and all claims arising under this Agreement or otherwise (collectively, "Claims") by seeking recovery from the Company prior to pursuing any Claim against the Crown Selling Stockholders and the Executive Selling Stockholders, and the Underwriters shall thereafter be entitled to pursue any remaining unsatisfied Claims by seeking recovery from the Crown Selling Stockholders and the Executive Selling Stockholders only following the Company's failure to satisfy in full the Claims as a result of the Company's insolvency, bankruptcy or liquidation; (ii) the aggregate amount of any Selling Stockholder's indemnity and contribution obligations under this paragraph 8(a) shall not exceed the net cash proceeds received by such Selling Stockholder from its sale of Shares in the offering after reduction for (A) taxes, (B) underwriting commissions and discounts, (C) other fees and expenses incurred by such Selling Stockholder relating to the offering, including legal and financial advisory fees, and (D) the aggregate amount of any and all direct and indirect costs or expenses incurred by such Selling Stockholder in defense or settlement of any other claim against it relating or attributable to the offering or the sale of Shares by such Selling Stockholder thereunder, including without limitation claims under the Act; and (iii) the Crown Selling Stockholders or the Executive Selling Stockholders shall be liable under this paragraph 8(a) solely with respect to any untrue statement of material fact contained in the Registration Statement and the Prospectus which was actually known by such Selling Stockholder as of the date of the Registration Statement or Prospectus (or such amendment or supplement thereto) to be untrue, or any omission to state a material fact which was actually known by such Selling Stockholder as of the date of the Registration Statement or Prospectus (or such amendment or supplement thereto) to be necessary to make the statements contained in the Registration Statement or Prospectus (or such amendment or

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supplement thereto) in the light of the circumstances under which they were made, not misleading as of the date of the Registration Statement or Prospectus (or such amendment or supplement thereto). The provisions of this Section 8 shall constitute the sole and exclusive remedy available to the Underwriters with respect to any claims against the Crown Selling Stockholders or the Executive Selling Stockholders relating to the offering or sale of Shares by such Selling Stockholders hereunder.

     (b) Each Sponsor Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any breach of the representations and warranties of such Sponsor Selling Stockholder contained herein, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (iii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission relates to information provided to the Company or the Representatives in writing by such Selling Stockholder specifically for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or to any breach of the representations and warranties made by such Sponsor Selling Stockholder incorporated by reference in Section 1 of this Agreement; and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Sponsor Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement constitutes the sole and exclusive remedy available to the Underwriters with respect to any claims against the Sponsor Selling Stockholders relating to the offering or sale of Shares by such Sponsor Selling Stockholders hereunder. No Sponsor Selling Stockholder will be required to indemnify the Underwriters, their officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act pursuant to this
Section 8(b) in an amount in excess of the proceeds received by such person in respect of all Shares offered and sold by it pursuant to the Registration Statement.

     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who sign the Registration Statement, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within

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the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have in good faith reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, provided further that in no event shall the foregoing proviso require the indemnifying party to bear the fees and expenses of more than one separate counsel, in addition to local counsel, for each of the following classes of parties hereto: (i) the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, (ii) the Company and its Subsidiaries, (iii) the

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Crown Selling Stockholders, (iv) the Executive Selling Stockholders and (v) the
Sponsor Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 8.

     (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient (other than by reason of the exceptions provided therein) to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Crown Selling Stockholders, the Executive Selling Stockholders and the Sponsor Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Crown Selling Stockholders, the Executive Selling Stockholders and the Sponsor Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Crown Selling Stockholders, the Executive Selling Stockholders or the Sponsor Selling Stockholders, on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, the Crown Selling Stockholders, the Executive Selling Stockholders or the Sponsor Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Crown Selling Stockholders or the Executive Selling Stockholders and the Sponsor Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Crown Selling Stockholders, the Executive Selling Stockholders and the Sponsor Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.

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The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Selling Stockholder will be required to contribute any amount in excess of the proceeds received by such person in respect of all Shares offered and sold by it pursuant to the Registration Statement and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

     (f) As used herein, the phrase "actual knowledge" means, with respect to any natural person, the actual knowledge of such person and, with respect to any other person, the actual knowledge of any natural person exercising control (whether by ownership or management) over such person, and shall not imply any duty to investigate or be deemed to include any knowledge that might have become actually known following investigation. The phrase "actually known" shall have a correlative meaning.

     (g) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by GSI, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, GSI and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwrites in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets, telex No. 94012165, facsimile transmission No. (071) 774-1550; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 (d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by GSI upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by any of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by their respective Custodians.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14.  Time shall be of the essence of this Agreement.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any provisions relating to conflicts of law.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of International Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as attorney-in-fact for a Selling Stockholder represents by so doing that he has been duly appointed as attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such attorney-in-fact to take such action.

                              Very truly yours,

                              Crown Castle International Corp.

                              By:
                                 ----------------------------------
                                 Name:
                                 Title:


                              RC Investors Corp.
                              BC Investors Corp.
                              Ted B. Miller, Jr.
                              David L. Ivy
                              Charles C. Green, III
                              John L. Gwyn
                              Alan Rees
                              George E. Reese

                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

                              As Attorney-in-Fact acting on behalf of each of the Crown Selling Stockholders and Executive Selling Stockholders named in Schedule II to this Agreement.

                              Robert F. McKenzie
                              Berkshire Fund III, A Limited Partnership
                              Berkshire Fund IV, Limited Partnership
                              Berkshire Investors LLC
                              Candover Investments, plc
                              Candover (Trustees) Limited
                              Candover Partners Limited
                              Centennial Fund IV, L.P.
                              NAS Partners I, L.L.C.
                              American Home Assurance Company
                              Fay, Richwhite Communications Limited
                              Harvard Private capital Holdings, Inc.
                              New York Life Insurance Company
                              PNC Venture Corp.
                              Prime VIII, L.P.

                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

                              As Attorney-in-Fact acting on behalf of each of the Sponsor Selling Stockholders named in Schedule II to this Agreement.


Accepted as of the date hereof

Goldman Sachs International

By:
    ----------------------------------

Salomon Smith Barney International

By:
    ----------------------------------
    Name:
    title:

    ----------------------------------

     On behalf of each of the Underwriters

                                  SCHEDULE I

                                                                                               Number of Optional
                                                                                                  Shares to be
                                                                              Total Number of     Purchased if
                                                                                Firm Shares      Maximum Option
                                Underwriter                                   to be Purchased      Exercised
                                -----------                                   ---------------  ------------------
Goldman Sachs International.................................................
Salomon Smith Barney International..........................................
Lehman Brothers International (Europe)......................................
Credit Suisse First Boston (Europe) Ltd.....................................
Legg Mason Limited..........................................................







          Total.............................................................        5,540,000             824,511

                                  SCHEDULE II

                                                                                               Number of Optional
                                                                                                  Shares to be
                                                                              Total Number of       Sold if
                                                                                Firm Shares      Maximum Option
                                                                                to be Sold         Exercised
                                                                              ---------------  ------------------
The Company.................................................................        4,671,533                   0
The Crown Selling Stockholders(a):
     RC Investors Corp......................................................          210,750                   0
     BC Investors Corp......................................................          185,750                   0
The Executive Selling Stockholders(b):
     Ted B. Miller, Jr......................................................           36,272              95,147
     David L. Ivy...........................................................           14,690              38,534
     Charles C. Green, III..................................................            9,252              24,269
     John L. Gwyn...........................................................            3,890              10,205
     Alan Rees..............................................................            6,605              17,327
     George E. Reese........................................................            9,244              24,249
The Sponsor Selling Stockholders(c):
     Robert F. McKenzie.....................................................            1,326               3,478
     Berkshire Fund III, A Limited Partnership..............................           40,983              64,125
     Berkshire Fund IV, Limited Partnership.................................           87,380             136,721
     Berkshire Investors LLC................................................            6,300               9,858
     Candover Investments, plc..............................................           15,642              24,475
     Candover (Trustees) Limited............................................            1,399               2,189
     Candover Partners Limited..............................................           59,046              92,388
     Centennial Fund IV, L.P................................................           66,060             103,363
     Nassau Capital Partners II, L.P........................................           33,904              53,049
     NAS Partners I, L.L.C..................................................              211                 330
     American Home Assurance Company........................................           18,629              29,148
     Fay, Richwhite Communications Limited..................................           18,761              29,354
     Harvard Private Capital Holdings, Inc..................................           16,276              25,468
     New York Life Insurance Company........................................            7,120              11,140
     PNC Venture Corp.......................................................           13,445              21,039
     Prime VIII, L.P........................................................            5,532               8,655

                                                                                -------------      --------------
     Total..................................................................        5,540,000             824,511
                                                                                =============      ==============

     (a) The Crown Selling Stockholders are represented by Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222, and have appointed E. Blake Hawk and Wesley D. Cunningham and each of them, as the Attorneys-in-Fact for each such Crown Selling Stockholder.

     (b) The Executive Selling Stockholders are represented by Brown, Parker & Leahy, L.L.P., Two Allen Center, 1200 Smith Street, Suite 3600, Houston, TX 77002 and have appointed E. Blake Hawk and Wesley D. Cunningham and each of them, as the Attorneys-in-Fact for each such Executive Selling Stockholder.

     (c) The Sponsor Selling Stockholders are represented by Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110 and have appointed Carl Ferenbach and Garth H. Greimann and each of them, as the Attorneys-in-Fact for each such Sponsor Selling Stockholder.

                                       16